Exhibit 1.1

$750,000,000

TOYOTA MOTOR CREDIT CORPORATION
(a California corporation)

5.45% Notes due 2011

PURCHASE AGREEMENT

May 11, 2006

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Nomura Securities International, Inc.

as Representatives of the several Underwriters

c/o                               Deutsche Bank Securities
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

Toyota Motor Credit Corporation, a California corporation (the “Company”), confirms its agreement with Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Nomura Securities International, Inc. (collectively, the “Representatives”) and the other underwriters listed on Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for which the Representatives are acting as representatives with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A attached hereto of $750,000,000 aggregate principal amount of the Company’s 5.45% Notes due 2011 (the “Securities”). The Company is a wholly owned subsidiary of Toyota Financial Services Americas Corporation, a holding company owned 100% by Toyota Financial Services Corporation (“TFSC”). TFSC is a wholly owned subsidiary of Toyota Motor Corporation. The Securities are to be issued pursuant to an indenture dated as of August 1, 1991, as amended by the First Supplemental Indenture, dated as of October 1, 1991 and the Second Supplemental Indenture, dated as of March 31, 2004 (collectively, the “Indenture”) among the Company, JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank), as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas (as successor to Bankers Trust Company).

The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (No. 333-132201) covering registration of debt securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement has automatically become effective pursuant to Rule 462 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and copies of which have heretofore been delivered to you. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). The Company has filed with the Commission a Pre-Pricing Prospectus (as defined and referred to below) pursuant to Rule 424(b) of the 1933 Act Regulations, describing the Securities and the offering thereof, in such form as has been heretofore provided to, discussed with, and approved by, the Underwriters. The Company will file with the Commission, pursuant to Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations, a Prospectus Supplement (as defined below) to the Base Prospectus (as defined below), describing the Securities and the offering thereof, in such form as has been heretofore provided to, discussed with, and approved by, the Underwriters.

The term “Registration Statement,” as used in this Agreement, means the registration statement that automatically became effective pursuant to Rule 462 of the 1933 Act Regulations and as supplemented or amended prior to the execution of this Agreement, including (i) the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the 1933 Act Regulations to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), (ii) all financial schedules and exhibits thereto; (iii) all documents incorporated by reference, or deemed to be incorporated by reference, therein; and (iv) any abbreviated registration statement that is prepared and filed with the Commission in accordance with Rule 462(b) of the 1933 Act Regulations. The term “Base Prospectus,” as used in this Agreement, means the base prospectus dated as of March 7, 2006 included in the Registration Statement to be used in connection with the offer and/or sale of Securities pursuant to this Agreement. The term “Pre-Pricing Prospectus,” as used in this Agreement, means the preliminary prospectus supplement dated as of May 11, 2006 and filed with the Commission on May 11, 2006 pursuant to Rule 424(b), and the Base Prospectus used with any such preliminary prospectus supplement in connection with the marketing of the Securities, in each case as any of the foregoing may be amended or supplemented by the Company. The term “Prospectus Supplement,” as used in this Agreement, means any final prospectus supplement specifically relating to the Securities, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b). The term “Prospectus,” as used in this Agreement, means the Base Prospectus together with the Prospectus Supplement; provided, however, that, if such Base Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b), the term “Prospectus” shall refer to the Prospectus Supplement together with the Base Prospectus as so amended or supplemented. Any reference herein to the Registration Statement, the Base Prospectus, any Pre-Pricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to include (i) the documents incorporated by reference, or deemed to be incorporated by reference, therein or in the Time of Sale Information (as defined below) as of the date hereof, the respective dates thereof, as of the Time of Sale and as of the Closing Time (the “Incorporated Documents”) and (ii) the copy of the Registration Statement, the Base Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Incorporated Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively with the pricing information set forth on Exhibit I, the “Time of Sale Information”): the Base Prospectus, the Pre-Pricing Prospectus, each Permitted Free Writing Prospectus (as defined below) listed on Exhibit I hereto.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “1934 Act”) which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

1.                                       Representations and Warranties.

(a)                                  The Company represents and warrants to each Underwriter as of the date hereof that:

(i)                                     The Company meets the requirements for use of Form S-3 under the 1933 Act. At the time of the filing of the Registration Statement, the Company was a “well-know seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations. The Company is not an “ineligible issuer”, as defined in Rule 405 of the 1933 Act Regulations. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act Regulations, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration form. At the time the Registration Statement became effective, the Registration Statement complied and at the Closing Time, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act, and the rules and regulations of the Commission promulgated thereunder (the “1939 Act Regulations”) and no stop order suspending the effectiveness of the Registration Statement (including any registration statement filed pursuant to Rule 462(b) under the 1933 Act Regulations) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement as of April 24, 2006 (the “Amended Incorporated Documents Filing Date”), and as of the date hereof, did not, and as of the Closing Time, will not, considering the Registration Statement and the documents incorporated therein on such respective dates, considered as a whole, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, and any Issuer Free Writing Prospectus, considered together with the Prospectus, as of the date hereof does not, and at the Closing Time, and in each case including the Incorporated Documents, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided however, that the representations and warranties in this subsection shall not apply to that part of the Registration Statement which shall constitute the Statements of Eligibility under the 1939 Act on Form T-1 of the Trustee or Deutsche Bank Trust Company Americas, as the case may be, or apply to statements or omissions from the Registration Statement, the Pre-Pricing Prospectus, the Prospectus, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or such Issuer Free Writing Prospectus(es). The Time of Sale Information, at the Time of Sale did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representation and warranties with respect to any statement in or omission from the Time of Sale Information shall not apply to statements or omissions from the Time of Sale Information made in reliance upon and in conformity with information furnished to the Company in writing by any underwriter through the Representative expressly for use in the Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom. Each Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Each applicable Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. “Issuer Free Writing Prospectus,” as used in this Agreement, means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, that would be deemed to be related to the offer of the Securities.

(ii)                                  The accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iii)                               The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus(es) present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

(iv)                              Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (as

such term is defined in Section 3(l) below), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business (which includes, but is not limited to, Euromarket, Euro Asian or global financings and domestic private placement and public financing), which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) since the date of the most recent audited financial statements of the Company, there has been no dividend or distribution of any kind in excess of $300 million declared, paid or made by the Company on any class of its capital stock except as otherwise disclosed in an Incorporated Document or as disclosed in the documentation relating to the Securities.

(v)                                 The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, (B) has the requisite corporate power and authority to execute and deliver this Agreement, the Indenture and the Securities and to perform its obligations hereunder and thereunder, (C) has duly authorized, executed and delivered this Agreement and this Agreement constitutes the valid and binding agreement of the Company, and (D) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification and in which the failure to do so would materially adversely affect the business or financial condition of the Company.

(vi)                              Each “significant subsidiary”, if any, of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the 1933 Act) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not materially affect the business or financial condition of the Company; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary.

(vii)                           The Indenture has been duly and validly authorized, executed and delivered by the Company and assuming it has been duly and validly authorized, executed and delivered by the Trustee, constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by the application of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and (2) governmental authority to limit, delay or prohibit the making of payments outside the United States.

(viii)                        The Securities have been duly and validly authorized by the Company for issuance, offer and sale pursuant to this Agreement and, when executed, authenticated and delivered pursuant to the provisions of the Indenture and this Agreement against payment of the consideration set forth herein and in the Prospectus, will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by the application of general principles of equity, including without limitation, the concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law; the Securities will be entitled to the benefits of the Indenture; and (2) governmental authority to limit, delay or prohibit the making of payments outside the United States; and the Securities and the Indenture conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and any applicable Permitted Issuer Free Writing Prospectus.

(ix)                                Neither the Company nor any of its Subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, which violation or default would materially adversely affect the business or financial condition of the Company and its Subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any of its Subsidiaries or, to the best knowledge of the Company and any of its Subsidiaries, any law, administrative regulation or administrative or court decree, and no consent, approval, authorization, order or decree of any court or governmental agency or body of the United States is required for the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as may be required under the 1933 Act or the 1933 Act Regulations or the 1939 Act or the 1939 Act Regulations or as may be required by state securities or Blue Sky laws.

(x)                                   Except as set forth in the Registration Statement, the Prospectus, and any applicable Permitted Free Writing Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement or that might in the opinion of the Company result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to its business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(xi)                                The Company owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its business as presently conducted where its ownership or lease of substantial properties or the conduct of its business requires such ownership or possession or the obtaining of such governmental licenses, permits, consents, orders, approvals and other authorizations and where the failure to do so would materially adversely affect the business or financial condition of the Company and its subsidiaries considered as one enterprise.

(xii)                             The documents incorporated by reference in the Prospectus and any Issuer Free Writing Prospectus, at the time such documents were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission promulgated thereunder (the “1934 Act Regulations”), and, when read together with the other information in or incorporated by reference in the Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xiii)                          The Company is not, and upon issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xiv)                         The Securities, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended, and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act.

(xv)                            The information contained in the Prospectus Supplement under the caption “Description of the Notes—Credit Support” is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(xvi)                         Each of the Credit Support Agreements, one between Toyota Motor Corporation and Toyota Financial Services Corporation (“TFS”), dated July 14, 2000, and the other between TFS and the Company, dated October 1, 2000, remains in full force and effect without modification or amendment on the date hereof.

(b)                                 Any certificate delivered pursuant to this Agreement or the transactions contemplated hereby and signed by any director or officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matter covered thereby on the date of such certificate.

(c)                                  Each Underwriter severally represents and agrees to the following selling restrictions with respect to the Securities:

(i)                                     No action has been or will be taken by the Underwriters that would permit a public offering of the Securities or possession or distribution of the Pre-Pricing Prospectus, Prospectus, any “free writing prospectus” (as such term is defined in Rule 405 of the 1933 Act Regulations), or any offering material in relation to the Securities in any jurisdiction where action by the Company for that purpose is required unless the Company has agreed to such actions and such actions have been taken;

(ii)                                  it will comply with all applicable laws and regulations known by it, or that should have reasonably been known by it, in each jurisdiction in which it purchases, offers or sells the Securities or possesses or distributes the Pre-Pricing Prospectus, the Prospectus, any applicable Permitted Free Writing Prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Company shall have no responsibility therefor;

(iii)                               it will not offer, sell or deliver any of the Securities or distribute any such offering material in or from any jurisdiction except under circumstances which will result in compliance with applicable laws and regulations and which will not impose any obligation on the Company or the Underwriters;

(iv)                              no Underwriter is authorized to give any information or make any representations in relation to the Securities other than those contained in the Pre-Pricing

Prospectus, the Prospectus, any applicable Permitted Free Writing Prospectus and such additional information, if any, as the Company shall, in writing, provide to and authorize the Underwriter so to use and distribute to actual and potential purchasers of Securities. Each Underwriter agrees that unless prohibited by applicable law, it will make available upon the request of each person to whom it offers or sells the Securities a copy of the Prospectus for the Securities;

(v)                                 the Securities have been registered under the 1933 Act and accordingly such Act will not prohibit offers and sales in the United States or to or for the account of a U.S. person. Confirmations of all sales must be made in accordance with the provisions of the 1933 Act and applicable state securities laws;

(vi)                              each Underwriter agrees to comply with the requirements of Regulation M under the 1934 Act, to the extent applicable to it;

(vii)                           each Underwriter will be subject to the applicable rules of the United States National Association of Securities Dealers, Inc. (“NASD”) and the 1934 Act, as set forth in the Agreement Among Underwriters dated as of the date hereof. The Underwriters are prohibited from reallowing any part of the combined management and underwriting commission or selling concession until the distribution of the Securities is completed, except with respect to the sales by Underwriters to non-Underwriter dealers which may be made at a price not less than the public offering price minus the reallowance;

(viii)                        In relation to each member state of the European Economic Area (each a “Member State”) that has implemented the “Prospectus Directive” (each such Member State, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has offered or sold and will not offer or sell any Securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State:

(1)                                  in (or in Germany where the offer starts within) the period beginning on the date of publication of the Prospectus in relation to Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(2)                                  at any time to any legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(3)                                  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or other qualified investors pursuant to Art. 2(1)(e) of the Prospectus Directive; or

(4)                                  at any time in any other circumstances which do not require the publication by the Company of the Prospectus pursuant to Article 3 of the Prospectus Directive provided that no such offer shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means presenting sufficient information on the terms of the offer and the Securities to be offered, so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(ix)                                With respect to Securities that are offered and sold into the United Kingdom:

(1)                                  it has not offered or sold and will not offer or sell Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage, or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 of the United Kingdom, as amended (the “FSMA”) by the Company;

(2)                                  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(3)                                  it has complied and will comply with all other applicable provisions of the FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom.

2.                                       Sale and Delivery to Underwriters; Closing.

(a)                                  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b)                                 Payment of the purchase price for, and delivery of the certificates for, the Securities shall be made at the offices of O’Melveny & Myers LLP, 7 Times Square, Times Square Tower, New York, New York 10036 or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m., New York time, on May 18, 2006 (unless postponed in accordance with Section 11 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Securities shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Underwriters may request in writing at least two business days before Closing Time. It is understood that each Underwriter has authorized the Representatives, for their respective accounts, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities it has agreed to purchase. Each of the Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Securities will be made available for examination and packaging by the Representatives not later than 10:00 a.m. New York Time on the last business day prior to Closing Time at the offices of JPMorgan Chase Bank.

3.                                       Covenants of the Company.

The Company covenants with each Underwriter as follows:

(a)                                  The Company, subject to Section 3(b), will comply with the requirements of Rule 424(b), as applicable, and for a period of 45 days, will promptly notify the Underwriters and confirm the notice in writing: (i) when any post-effective amendment to the Registration Statement shall become effective or any supplement to the Prospectus, any amended Prospectus or any Issuer Free Writing Prospectus relating to the Securities shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation of any proceedings for any of such purposes; (v) any change in the rating assigned by any nationally recognized statistical rating organization to any debt securities (including the Securities) of the Company, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of any such debt securities since the date of this Agreement; and (vi) of the receipt by the Company from the Commission of any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration form with respect to the Registration Statement. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 For a period of 45 days, the Company will give the Underwriters notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Securities, any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus (other than an amendment or supplement providing solely for the establishment of or change in, the interest rates, maturities, price or other terms of the Securities or similar changes or an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statement other than the Securities), whether by the filing of documents pursuant to the 1934 Act (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement other then the Securities), the 1933 Act, or otherwise and will furnish the Underwriters with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c)                                  The Company has delivered or will deliver to the Underwriters as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Underwriters may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 The Company has delivered and will deliver to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) or any Issuer Free Writing Prospectus as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder. The Prospectus and any amendments or supplements thereto furnished to the Underwriters shall be identical to the electronically transmitted copies of thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Any Issuer Free Writing Prospectus furnished to the Underwriters will be in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act Regulations.

(e)                                  If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus or any Issuer Free Writing Prospectus in order that the Prospectus or any Issuer Free Writing Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time (x) the Prospectus or the Issuer Free Writing Prospectus, as the case may be, is required to be made available to a purchaser, (y) prior to the time of purchase which would require the making of any change in the Time of Sale Information then being used, or (z) if it shall be necessary in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise so as may be necessary to correct such untrue statement or omission, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(f)                                    The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualifications in effect for a period of not less than one year from the effective date of this Agreement. The Company will promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(g)                                 The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement with respect to the sale of the Securities.

(h)                                 The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(i)                                     Immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 424(b), copies of a Prospectus containing the terms of the Securities and such other information as the Underwriters and the Company deem appropriate.

(j)                                     The Company, during the period when the Prospectus is required to be made available under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k)                                  From the date of this Agreement until Closing Time, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, contract to sell, or otherwise dispose of, or announce the offering of, any debt securities denominated in United States Dollars, or any security exchangeable into such debt securities, or indexed to United States Dollars, except for any non-syndicated United States Dollar transactions under the Company’s domestic or Euro Medium Term Note Programs or any Uridashi offerings in Japan.

(l)                                     The Company will (A) not unless it obtains the prior consent of the Representatives, and each Underwriter covenants with the Company that it will not unless it obtains the prior written consent of the Company, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) required to be filed with the Commission (each such free writing prospectus for which consent has been obtained, a “Permitted Free Writing Prospectus”), (B) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (C) if agreed to by the Representatives and the Company, prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of an offering of the Securities, in form and substance satisfactory to the Representatives and the Company, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 of the 1933 Act Regulations prior to the close of business within two days following the date such final terms are established, (D) comply with the requirements of Rules 163, 164 and 433 of the 1933 Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, (E) not include any information in any Issuer Free Writing Prospectus that conflicts with the information contained in the Registration Statement, and (F) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

4.                                       Payment of Expenses.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including the preparing, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (b) the printing and delivery of this Agreement, the Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (c) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (d) the fees and disbursements of the Company’s counsel and accountants, (e) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof (not to exceed $5,000), including filing fees and the fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (f) the printing and delivery to the Underwriters of the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, (g) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (h) fees and expenses of the Trustee and any paying agents, including fees and disbursements of counsel for the Trustee in connection with the Securities, and (h) any fees of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall, as previously agreed, reimburse the Underwriters for their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

5.                                       Conditions of Underwriters’ Obligations.

The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of Company delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

(a)                                  At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters. A prospectus shall have been filed with the Commission in accordance with Rule 424(b).

(b)                                 At Closing Time, the Underwriters shall have received:

(i)                                     The opinion, dated as of Closing Time, of Geri Brewster, Esq., General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

(A)                              The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

(B)                                The Company has corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and in each document filed pursuant to the 1934 Act and incorporated by reference into the Prospectus.

(C)                                This Agreement has been duly authorized by all necessary corporate action on the part of the Company, and has been duly executed and delivered by the Company.

(D)                               The Indenture has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and the Indenture has been qualified under the 1939 Act. If California law were to apply, the Indenture would constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by the application of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, (2) governmental authority to limit, delay or prohibit the making of payments outside the United States or payments in which designated foreign countries, entities or nationals have an interest; and (3) the unenforceability under certain circumstances of (a) any indemnification provisions, (b) broadly or vaguely stated waivers or waivers of rights granted by law where the waivers are against public policy or prohibited by law; (c) choice of law provisions and (d) severability provisions.

(E)                                 The Securities (in the form of specimen certified by the Company’s Secretary and examined by such counsel) are in a form permitted by the Indenture, and have been duly authorized by all necessary corporate action on the part of the Company for issuance, offer and sale to the Underwriters as contemplated by this Agreement and as provided for in the Prospectus. If California law were to apply, the Securities when executed and authenticated as specified in the Indenture and delivered against payment of the purchase price therefor pursuant to this Agreement, would constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by the application of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law; and the Securities will be entitled to the benefits of the Indenture, (2) governmental authority to limit, delay or prohibit the making of payments outside the United States or payments in which designated foreign countries, entities or nationals have an interest; and (3) the unenforceability under certain circumstances of (a) any indemnification provisions, (b) broadly or vaguely stated waivers or waivers of rights granted by law where the waivers are against public policy or prohibited by law; (c) choice of law provisions and (d) severability provisions.

(F)                                 To such counsel’s knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification and in which the failure to so qualify and be in good standing would materially adversely affect its business or financial condition.

(G)                                The Registration Statement automatically became effective under the 1933 Act and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form with respect to the Registration Statement and, to her knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

(H)                               The Registration Statement, on the date it automatically became effective, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations in effect on the date of effectiveness, except she need express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein and the Statements of Eligibility on Form T-1 filed as exhibits thereto.

(I)                                    The information in the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities,” to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by her and is correct in all material respects.

(J)                                   No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the sale of the Securities to the Underwriters, except such as may be required under the 1933 Act or the 1933 Act Regulations or the 1939 Act or the 1939 Act Regulations or state securities laws.

(K)                               Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules and other financial, statistical and accounting data included therein, as to which no opinion need be rendered) and incorporated by reference in the Prospectus when filed, appeared on its face to comply as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder in effect at the date of their filing.

(L)                                 To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement or in each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus, other than those disclosed therein or in any Issuer Free Writing Prospectus, and all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement or in each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus or in any Issuer Free Writing Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

(M)                            To such counsel’s knowledge, no default exists in the due performance or observance by the Company of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described or referred to in the Registration Statement or filed as an exhibit thereto or incorporated by reference therein, which default would have a material adverse effect on the financial condition, earnings, business affairs, business prospects, properties or results of operations of the Company and its subsidiaries considered as one enterprise.

(N)                               The execution and delivery of this Agreement, the Indenture, the Securities and the consummation of the transactions contemplated herein and therein will not (x) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, (y) result in any violation of the provisions of the charter or bylaws of the Company, or (z) to such counsel’s knowledge, result in any violation of any applicable law, administrative regulation or administrative or court decree.

(O)                               The shares of issued and outstanding Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(P)                                 To such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or in each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus, or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof are correct in all material respects.

Additionally, such counsel shall state that such counsel and members of her staff have participated in conferences in connection with the preparation of the Registration Statement, Prospectus and any Issuer Free Writing Prospectus and have reviewed the Registration Statement, the documents incorporated therein on the Amended Incorporated Documents Filing Date and the date hereof, the Prospectus and the Incorporated Documents, but have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated in those documents. Such counsel may state that the limitations inherent in such participation and review, and in the knowledge available to such counsel are such that such counsel is unable to assume, and does not assume, any responsibility for such accuracy, completeness or fairness, except as otherwise specifically stated in clause (I) above. However, such counsel shall state that on the basis of such participation and review, such counsel does not believe that the Registration Statement and the documents incorporated therein on the Amended Incorporated Documents Filing Date and the date hereof, considered as a whole on the Amended

Incorporated Documents Filing Date and the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, such counsel does not believe that the Time of Sale Information and the Incorporated Documents, considered as a whole at the Time of Sale (which such counsel may assume to be the date of the Purchase Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such counsel does not believe that the Prospectus and the Incorporated Documents, considered as a whole on the date hereof and at the Closing Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. However, such counsel need express no opinion or belief as to the Statements of Eligibility on Form T-1 or the financial statements and other financial, statistical and accounting information contained or incorporated by reference in the Registration Statement, the documents incorporated therein on the Amended Incorporated Documents Filing Date and the date hereof, the Prospectus, any Issuer Free Writing Prospectus or the Incorporated Documents.

(ii)                                  The opinion, dated as of Closing Time, of O’Melveny & Myers LLP, counsel for the Underwriters, to the effect that:

(A)                              The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

(B)                                This Agreement has been duly authorized by all necessary corporate action on the part of the Company, and has been duly executed and delivered by the Company.

(C)                                The Indenture has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and the Indenture has been qualified by the 1939 Act. Assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by the application of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(D)                               The Securities (in the form of specimen certified by the Company’s Secretary and examined by such counsel) are in a form permitted by the Indenture, have been duly authorized by all necessary corporate action on the part of the Company for issuance, offer and sale to the Underwriters as contemplated by this Agreement, when executed and authenticated as specified in the Indenture and delivered against payment of the purchase price therefor pursuant to this Agreement and as provided for in the Prospectus, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by the application of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law; and the Securities will be entitled to the benefits of the Indenture.

(E)                                 The Registration Statement automatically became effective under the 1933 Act and, to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

(F)                                 The Registration Statement, on the date it automatically became effective, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations in effect on the date of effectiveness, except they need express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein.

(G)                                The information in the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities,” to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

(H)                               The Company is not an investment company required to register under the 1940 Act.

Additionally, such counsel shall state that such counsel has participated in conferences in connection with the preparation of the Registration Statement and the Prospectus and has reviewed the Registration Statement, the documents incorporated therein on the Amended Incorporated Documents Filing Date and the date hereof, the Prospectus, any Issuer Free Writing Prospectus and the Incorporated Documents, but has not independently verified the accuracy, completeness or fairness of the statements contained or incorporated in those documents. Such counsel may state that the limitations inherent in such participation and review, and in the knowledge available to such counsel are such that such counsel is unable to assume, and does not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in clause (G) above). However, such counsel shall state that on the basis of such participation and review, such counsel does not believe that the Registration Statement and the documents incorporated therein on the Amended Incorporated Documents Filing Date and the date hereof, considered as a whole on the Amended Incorporated Documents Filing Date and the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, such counsel does not believe that the Time of Sale Information and the Incorporated Documents, considered as a whole at the Time of Sale (which such counsel may assume to be the date of the Purchase Agreement) contained any untrue statement of a material part or omitted to state a material part necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such counsel does not believe that the Prospectus and the Incorporated Documents, considered as a whole on the date of the date hereof and at the Closing Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. However, such counsel need express no opinion or belief as to the Statements of Eligibility on Form T-1 or the financial statements and other financial information contained or incorporated by reference in the Registration Statement, the documents incorporated therein on the Amended Incorporated Documents Filing Date and the date hereof, the Prospectus, any Issuer Free Writing Prospectus or the Incorporated Documents.

(iii)                               The favorable opinion of O’Melveny & Myers LLP, special tax counsel for the Underwriters, dated as of the Closing Time, to the effect that the statements in the Prospectus under the headings “Description of the Notes—Redemption for Tax Reasons” and “United States Federal Taxation,” insofar as they purport to describe the material tax consequences under the United States federal income tax laws of an investment in the Notes, constitute a fair summary thereof in all material respects.

(c)                                  At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, in their capacity as an officer of the Company, dated as of Closing Time, certifying to their best knowledge after due inquiry to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and to their knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

(d)                                 At the time of execution of this Agreement, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter dated as of such date, in the form previously delivered and accepted by the Underwriters in draft form, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain other information contained in the Registration Statement and the Prospectus.

(e)                                  At Closing Time, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, in the form previously delivered and accepted by the Underwriters in draft form,  to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the date referred to shall be a date not more than three business days prior to Closing Time.

(f)                                    At Closing Time, the Company’s long term debt shall be rated at least Aaa by Moody’s Investor’s Service, Inc. and AAA by Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. and since the date of this Agreement, there shall not have occurred a downgrading in the ratings assigned to the Company’s long term debt by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for the purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of the long term debt of the Company.

(g)                                 At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(h)                                 If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

6.                                       Indemnification.

(a)                                  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (the term Prospectus for the purposes of Sections 6 and 7 being deemed to include the Base Prospectus, any Pre-Pricing Prospectus, any Prospectus Supplement, any Issuer Free Writing Prospectus, the Time of Sale Information or the Prospectus, as any of the foregoing are or any amended or supplemented) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)                               against any and all reasonable expenses whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives to the extent authorized in Section (c)) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendments or supplements thereto), or any applicable Issuer Free Writing Prospectus (or any amendment or supplement thereto).

(b)                                 Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement (or any amendment or supplement thereto), or the Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus.

(c)                                  Each indemnified party shall give prompt written notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party of such commencement shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may assume the defense of the indemnified party by retaining counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent does not contain a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party (unless such statement is agreed to by the indemnified party in writing); provided, however, that in the event such settlement, compromise or consent by the indemnifying party does not include an unconditional release of each indemnified party from all liability arising out of any litigation, investigation, proceeding or claim, the provisions of this section with respect to indemnification shall continue and survive.

7.                                       Contribution.

If the indemnification provided for in Section 6 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that each Underwriter is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Underwriter pursuant to this Agreement to the date of such liability bears to the initial public offering price of the Securities sold to or through such Underwriter to the date of such liability to which such losses, liabilities, claims, damages or expenses relate and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

If, however, the allocation provided in the previous paragraph is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect, not only the relative benefits received by the Company on the one hand, and the applicable Underwriter(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses but also the relative fault of the Company, on the one hand, and the applicable Underwriters, on the other hand in connection with the offering of the Securities that were the subject of the claim for indemnification. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds (net of the total discounts or commissions) from the sale of the Securities (before deducting expenses) received by the Company bears to the total discount or commission received by the applicable Underwriters in respect thereof. The relative fault of the Company, on the one hand, and the applicable Underwriters, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Underwriter(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission covered by Section 6(a) hereof.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

8.                                       [Reserved]

9.                                       Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties, indemnities and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, or any controlling person of the Company and shall survive delivery of the Securities to the Underwriters.

10.                                 Termination of Agreement.

(a)                                  The Underwriters may terminate this Agreement, immediately upon notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the execution of this

Agreement or since the respective dates as of which information is given in the Registration Statement, the Prospectus or any applicable Permitted Free Writing Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters (after consultation with the Company), impracticable to market the Securities or enforce contracts for the sale of the Securities, (iii) if there has been a change in regional or international financial, political or economic conditions or currency exchange rates or exchange controls as would in the view of the Underwriters be likely to prejudice materially the success of the offering and distribution of the Securities or dealings in the Securities in the secondary market, (iv) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by federal, California or New York authorities, or (v) if the rating assigned by either Standard & Poor’s or Moody’s Investors Service, Inc. to any debt securities of the Company shall have been lowered or if either such rating agency shall have, subsequent to the date of this Agreement, publicly announced that it has placed any debt securities of the Company on what is commonly termed a “watch list” for possible downgrading.

(b)                                 If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

11.                                 Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(a)                                  if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)                                 if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

12.                                 Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters at c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005; and notices to the Company shall be directed to it at 19001 South Western Avenue NF10, Torrance, California 90501, attention of Corporate Manager—Treasury, with a copy to the Company at 19001 South Western Avenue EF12, Torrance, California, 90501, attention of General Counsel.

13.                                 Parties.

This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

14.                                 No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of Securities and any related discounts and commissions, are arm’s-length commercial transactions between the Company, on the one hand, and each Underwriter, on the other hand, (ii) in connection with the offerings contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent (except to the extent expressly set forth herein) or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offerings contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to any offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offerings contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

15.                                 Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.

16.                                 Captions.

The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

17.                                 Governing Law and Time.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except where otherwise provided, specified times of day refer to New York City time.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

TOYOTA MOTOR CREDIT CORPORATION

	By:	/s/ Christopher Ballinge
Name: Christopher Ballinge
Title: Vice President

CONFIRMED AND ACCEPTED,

as of the date first above written:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Scott Flieger
Name: Scott Flieger
Title: Managing Director

By:	/s/ Peter H. Burger
Name: Peter H. Burger
Title: Director/Debt Syndicate

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Jeremy Mac Fadyen
Name: Jeremy Mac Fadyen
Title: Vice President

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ Glenn R. George
Name: Glenn R. George
Title: Director

For themselves and as Representatives of the several Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Principal Amount of Securities
Deutsche Bank Securities Inc.	$225,000,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	225,000,000
Nomura Securities International, Inc.	225,000,000
HSBC Securities (USA) Inc.	15,000,000
J.P. Morgan Securities Inc.	15,000,000
Morgan Stanley & Co. Incorporated	15,000,000
UBS Securities LLC	15,000,000
Loop Capital Markets, LLC	7,500,000
Muriel Siebert & Co., Inc.	7,500,000
Total	$750,000,000

SCHEDULE B

1.                                       The initial public offering price of the Securities shall be 99.797% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2.                                       The purchase price to be paid by the Underwriters for the Securities shall be 99.547% of the principal amount thereof.

3.                                       The interest rate on the Securities shall be 5.45% per annum.

EXHIBIT I

Time of Sale Information:

•                  1 of 2: Preliminary Prospectus Supplement dated May 11, 2006 and the accompanying Prospectus dated March 7, 2006.

•                  2 of 2: Free Writing Prospectus dated May 11, 2006.